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                                                                 EXHIBIT 10.28.6

                            SIXTH AMENDMENT TO LEASE

      SIXTH AMENDMENT TO LEASE (this "Sixth Amendment"), dated as of August 22, 1997, with effect as of the Effective Date (as defined), between TriNet Essential Facilities VIII R, Inc., a Maryland corporation ("TriNet"), and Caterair International Corporation, a Delaware corporation ("Tenant"). Capitalized terms used herein but not otherwise defined have the respective meanings ascribed to such terms in the Lease (as hereinafter defined).

      This Sixth Amendment amends and forms a part of the eight separate Lease Agreements, each dated as of May 15, 1993; between TriNet, as landlord, and Tenant, as tenant, as amended by First Amendment to Lease Agreement (the "First Amendment"), dated as of September 22, 1995, as amended by Second Amendment to Lease Agreement, dated as of December 1, 1995, as amended by Third Amendment to Lease Agreement date as of June 1, 1996, as amended by Fourth Amendment to Lease Agreement, dated as of December 2, 1996, and as amended by Fifth Amendment to Lease Agreement, dated as of June 23, 1997 (collectively, and as further amended, supplemented or modified, the "Lease").

      The parties hereto desire to further amend the Lease, upon the terms and subject to the conditions set forth in this Sixth Amendment.

      Simultaneously with the execution and delivery of this Sixth Amendment, Tenant is entering into that certain Sixth Amendment to Lease, dated the date hereof, in a form substantially identical to this Sixth Amendment with TriNet Essential Facilities X, Inc. (the "Other Sixth Amendment").

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Amendments to Lease.

      1.1 Annex I to the Lease is hereby amended, effective as of the Effective Date, by adding the following terms thereto in their proper alphabetical sequence:

            "Revolving Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of September 29, 1995, and amended and restated as of August __, 1997, among SC International Services, Inc., as borrower, Onex Food Services, Inc., Caterair Holdings Corporation, Tenant, the guarantors named therein, the lenders party thereto from time to time, Bankers Trust Company and J.P. Morgan Securities Inc., as co-arrangers, Bankers Trust Company, as syndication agent, the Bank of New York, as co-agent, and Morgan Guaranty Trust Company of New York, as administrative agent, as such Amended and Restated Credit Agreement may
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      be amended, restated, supplemented, modified, refunded or refinanced from time to time whether pursuant to a bank credit agreement or other most senior debt financing agreement containing a leverage ratio covenant.

      1.2 Section 4 of the Lease is hereby deleted and restated in its entirety, effective as of the Effective Date as follows:

                  "4. RENTAL:


                  A. Tenant agrees to pay fixed rent ("Fixed Rent") to Landlord without notice, by check sent to Landlord at such address as shall be provided by Landlord to Tenant, provided that such check shall be received by Landlord in sufficient time that the funds will be received by the Fixed Rent due date, or to such other persons or place as may be provided by written notice from the person then entitled to receive the Fixed Rent, in equal installments in advance on or before the first day of each month as specified in the Basic Lease Information.

                  If Fixed Rent is not paid when due, interest shall accrue thereon at the Overdue Rate until payment is made. Tenant hereby acknowledges that the late payment by Tenant to Landlord of Fixed Rent, Additional Rent and other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges, which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Fixed Rent or any other sum due to Landlord from Tenant shall not have been received by Landlord or Landlord's designee within fifteen (15) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to two percent (2%) of such overdue amount, together with interest on such overdue amount at the Overdue Rate. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder; provided that nothing contained herein shall relieve Landlord of a duty to mitigate damages under applicable law.

                  B. The Fixed Rent for each Renewal Term shall be payable in equal monthly installments in advance on or before the first day of each month as provided in the Basic Lease Information.

      1.3 Section 15 of the Lease is hereby amended and restated in its entirety, effective as of the Effective Date, to read as follows:


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      "15. DEFAULT: Events of Default.

                  The following events, following the expiration of the applicable cure periods, in this Paragraph are sometimes referred to as an "Event of Default":

            (a) If default shall be made in the payment of Fixed Rent and such default shall continue for five (5) business days after notice from Landlord (provided that after giving one such notice, any such default occurring within 12 months shall become an Event of Default without the giving of notice) or if default shall be made in the payment of Additional Rent or in the payment of any other sum required to be paid by Tenant under this Lease or the payment to Landlord of any other sum due under the terms of any other agreement between Landlord and Tenant;

            (b) If default shall be made in the observance or performance of any of the other covenants in this Lease which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant, or if a default involves a hazardous condition and is not cured by Tenant immediately; provided, however, the time allowed Tenant (except in the instance of hazardous conditions or conditions which expose Landlord to criminal liability) within which Tenant is permitted to cure the same shall be extended for such period as may be necessary for the curing provided Tenant is continuously, diligently and in good faith prosecuting such cure;

            (c) If any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect in any material respect when made;

            (d) If the interests of Tenant in this Lease shall be levied on under execution or other legal process and same is not removed or stayed within thirty (30) days;

            (e) If any voluntary petition of bankruptcy or for corporate reorganization or for the appointment of a receiver or any similar relief shall be filed by Tenant;

            (f) If any involuntary petition of bankruptcy shall be filed against tenant under any Federal or State bankruptcy or insolvency act and shall not have been dismissed within ninety
                  (90) days of the filing thereof;


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            (g)   If a receiver shall be appointed for Tenant or any of the
                  property of Tenant by any court and any such receiver shall not have been discharged within ninety (90) days from the date of his appointment;

            (h) If Tenant shall make an assignment for the benefit of creditors;

            (i) If Tenant shall admit, in writing, Tenant's inability to meet Tenant's debts as they mature;

            (j)   If Tenant shall abandon the Premises;

            (k)   If:   (i)   there are any outstanding obligations under the
                              Revolving Credit Agreement, then the acceleration of the maturity of any amounts due under the Revolving Credit Agreement by the Agent or the Lenders (each as defined therein) shall constitute an Event of Default hereunder; or

                        (ii) there are no outstanding obligations under the Revolving Credit Agreement, then any default shall occur in the payment of any outstanding indebtedness of $10,000,000 or more, or such lesser indebtedness as shall be material to the financial condition of Tenant;

            (l) If BOTH (i) none of Tenant, SC International Services, Inc., Sky Chefs, Inc., Onex Food Services, Inc. or Caterair International, Inc. (II) has a BBB- or better investment grade credit rating from Standard & Poors Corporation and a Baa3 or better investment grade rating from Moody's Investors Service, Inc. for its senior debt obligations, AND (ii) there shall have occurred and be continuing under the Revolving Credit Agreement a breach in the observance of Section 9.09 thereof (Combined Leverage Ratio), or any successor or replacement provision thereto which is intended to measure leverage (e.g., debt to EBITDA) on a substantially similar basis (as such
                  Section 9.09 or any such successor provision may from time to time be amended or modified); provided, that a waiver by a creditor of compliance with any such covenant (as opposed to an amendment of such covenant) shall not be binding upon Landlord; and provided further, that if at any time the Revolving Credit Agreement does not contain a covenant limiting the leverage ratio, then, for the purposes of this Lease, the leverage ratio last in effect prior to its elimination shall be deemed in effect;


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            (m)   If the ratio of (i) Consolidated EBITDA to (ii) Consolidated
                  Cash Interest Expense, for any 12-month period ending on March 31, June 30, September 30 or December 31 in any year, commencing with the 12-month period ending on September 30, 1996, shall be less than that set forth below for any of the following periods:

                  12-Month Period Ending             Ratio
                  ----------------------             -----

                  9/30/96,12/31/96, 3/31/97,
                   6/30/97 or 9/30/97                1.75:1.0

                  12/31/97 and each March 31,
                   June 30, September 30 and
                   December 31 thereafter            2.00:1.0

            (n) If a final judgment shall be entered in an amount greater than $5,000,000 which creates a default under any mortgage, lease or loan agreement of Tenant, or which affects Landlord's interest in the Premises; or

            (o) If an Event of Default shall occur under any other lease between Landlord and Tenant dated as of the date hereof.

                  Landlord may treat the occurrence of any one or more of the foregoing Events of Default as a breach of this Lease. For so long as such Event of Default continues the Landlord, at its option and with or without notice or demand of any kind to Tenant or any other person, but subject to Paragraph 16F hereof may have any one or more of the remedies provided in this Paragraph 15 or elsewhere in this lease, in addition to all other remedies and rights provided at law or in equity."

      2. Consideration.

      2.1 The consideration for Tenant's agreement to enter into this Sixth Amendment shall be aggregate consideration of $375,000 (the "Amendment Fee") payable by TriNet to Tenant on the Effective Date via wire transfer of immediately available funds to an account designated by Tenant or by such other means of payment as may be notified to TriNet by Tenant in writing.

      3. Conditions Precedent. This Sixth Amendment and the amendments to the Lease contemplated herein shall become effective (without any further action being necessary by the parties) upon fulfillment of each of the following conditions precedent (such date referred to herein as the "Effective Date"):


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      3.1 The Amended and Restated Credit Agreement (the "Revolving Credit
Agreement"), dated as of September 29, 1995, and amended and restated as of August __, 1997, among SC International Services, Inc., as borrower, Onex Food Services, Inc., Caterair Holdings Corporation, Caterair, the guarantors named therein, the lenders party thereto from time to time, Bankers Trust Company and J.P. Morgan Securities Inc., as co-arrangers, Bankers Trust Company, as syndication agent, the Bank of New York, as co-agent, and Morgan Guaranty Trust Company of New York, as administrative agent shall be executed and delivered by the parties thereto;

      3.2 The Revolving Credit Agreement, as executed and delivered by the parties thereto, shall contain a provision that is substantially similar to the provision set forth on Annex A hereto;

      3.3 Tenant shall have delivered to TriNet, upon the satisfaction of the conditions set forth in Sections 3.1 and 3.2 hereof, a certificate in substantially the form of Annex B hereto as to the satisfaction of such conditions (the "Certificate"); and

      3.4 TriNet shall have paid to Tenant, on a date in October, 1997, the Amendment Fee, as set forth in Section 2.1 hereof.

      4. Miscellaneous.

      4.1 Notification of Change. Tenant will notify Landlord within ten (10) business days after entering into any agreement which modifies, amends or replaces Section 9.09 of the Revolving Credit Agreement as originally in effect, and will provide Landlord with a true and complete copy of such agreement.

      4.2 Certificate of Compliance. From and after the Effective Date, Tenant will deliver to Landlord within 60 days after the end of each of the first three fiscal quarters and within 120 days after the end of each fiscal year a certificate, signed by a financial officer of Tenant having knowledge thereof, setting forth the calculations by which compliance or non-compliance with the leverage covenant is established and including therewith copies of the relevant financial statements in connection with such calculations.

      4.3 Tenant will use its best efforts to cause SC International Services, Inc. to perform its obligations under Section 4(a) of that certain Guaranty, dated as of September 22, 1995, by SC International Services, Inc., Onex Food Services, Inc., Sky Chefs, Inc. and Caterair International, Inc. (II).

      4.4 Simultaneously with the execution and delivery of this Sixth Amendment, TriNet is executing and delivering to Tenant a waiver of Tenants compliance with the "net worth" covenant set forth in Section 15(l) of the Lease, which waiver is effective from the date of delivery of the Certificate through and including the Effective Date.


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      4.5 This Sixth Amendment may be executed in any number of counterparts, each of which shall constitute and original, and all of which together shall constitute one and the same instrument.

      4.6 In all respects, including all matters of construction, validity and performance, this Sixth Amendment shall be governed by, and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and performed in such state without regard to principles thereof regarding conflicts of laws, and any applicable laws of the United States of America.

      4.7 This Sixth Amendment and the Lease supersede all prior agreements (whether written or oral) between the parties with respect to the subject matter thereof, represent the final agreement between the parties with respect thereto, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties.

      4.8 Neither party may assign or otherwise transfer its rights or obligations hereunder.

      4.9 Except as specifically amended above, the Lease, and all related documents are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

      4.10 Tenant hereby agrees, upon receipt of the Amendment Fee, as contemplated by Sections 2.1 and 3.4 hereof, to promptly execute and deliver to TriNet a receipt, dated the date of receipt of such payement, acknowledging receipt by Tenant thereof.


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      IN WITNESS WHEREOF, this Sixth Amendment has been duly executed by the parties hereto, and is effective as of the date first above written.

                                       CATERAIR INTERNATIONAL CORPORATION


                                       By: /s/ Terry Roueche
                                           --------------------------------
                                           Terry Roueche
                                           Vice President

                                       TRINET ESSENTIAL FACILITIES VIII R, INC.


                                       By: /s/ Mark S. Whiting
                                           --------------------------------
                                           Mark S. Whiting
                                           President and Chief Executive Officer


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                                                                         Annex A

                                  Section 9.O9

                               (Leverage Covenant)


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            9.09 Combined Leverage Ratio. The Borrower and Caterair will not permit the Combined Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

                  Period                                              Ratio
                  ------                                              -----

Fiscal quarter ending September 30, 1997                              4.75:1.00
Fiscal quarter ending December 31, l997                               4.75.1.00
Fiscal quarter ending March 31, 1998                                  4.75:1.00
Fiscal quarter ending June 30, 1998                                   4.75:1.00
Fiscal quarter ending September 30, 1998                              4.75:1.00
Fiscal quarter ending December 31, 1998                               4.75:1.00
Fiscal quarter ending March 31, 1999                                  4.75:1.00
Fiscal quarter ending June 30, 1999                                   4.75:1.00
Fiscal quarter ending September 30, 1999                              4.75:1.00
October 1, 1999 through and including December 30, 1999               4.75:1.00
December 31, 1999 through and including March 31, 2000                4.50:1.00
Fiscal quarter ending June 30, 2000                                   4.50:1.00
Fiscal quarter ending September 30, 2000                              4.50:1.00
October 1, 2000 through and including December 30, 2000               4.50:1.00
December 31, 2000 through and including March 31, 2001                4.00:1.00
Fiscal quarter ending June 30, 2001                                   4.00:1.00
Fiscal quarter ending September 30, 2001                              4.00:1.00
October 1, 2001 through and including December 30, 2001               4.00:1.00
December 31, 2001 and thereafter                                      3.50:1.00


                                      -84-
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                                                                         Annex B

                       CATERAIR INTERNATIONAL CORPORATION
                     CERTIFICATE AS TO CONDITIONS PRECEDENT

      Reference is hereby made to that certain Sixth Amendment to Lease Agreement (the "Sixth Amendment"), dated as of August 22, 1997, between TriNet Essential Facilities, [VIII R][X], Inc. ("TriNet") and Caterair International Corporation ("Caterair"). Capitalized terms used but not otherwise defined in this Certificate have the respective meanings ascribed to such terms in the Sixth Amendment.

      This Certificate is the certificate contemplated pursuant to Section 3.3 of the Sixth Amendment, and is being delivered pursuant to such Section 3.3.

      As of the date hereof, each of the conditions precedent set forth in
Section 3.1 and 3.2 of the Sixth Amendment to the effectiveness of the amendments to the Lease contemplated by the Sixth Amendment have occurred.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as to Conditions Precedent as of the ___ day of ____________, 1997.

                                       CATERAIR INTERNATIONAL CORPORATION


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:


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